                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 6, 2004 with respect to the consolidated financial statements and schedule of Espotting Media Inc. for each of the three years in the period ended March 31, 2003 and the consolidated financial statements for the nine months ended December 31, 2003 in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-113582) and related joint proxy statement/prospectus of FindWhat.com for the registration of 7,000,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

London, England
April 22, 2004